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EXHIBIT 23.2


                                 July 8, 1997


                    INDEPENDENT PETROLEUM ENGINEERS CONSENT
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The undersigned firm of Independent Petroleum Engineers, of Calgary, Alberta,
Canada, knows that it is named as having prepared a Constant Dollar evaluation effective March 31, 1996, dated June 6, 1996, of the interests of Territorial Resources, Inc., and hereby gives its consent to the use of its name and to the use of the same estimates.


                                     DL PADDOCK & ASSOCIATES, LTD.

                                     /s/ D. L. Paddock

                                     D. L. Paddock, P. Eng.
                                     President